UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 10, 2008

Date of Report (Date of earliest event reported)

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00203	59-3603677
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. The Company Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2008, UTEK Corporation entered into a one year employment agreement, effective January 1, 2008, with its Chief Executive Officer, Clifford M. Gross, Ph.D. Under the terms of the employment agreement, Dr. Gross will receive a base salary of $550,000 per year and for each annual period thereafter. In addition to his base salary, Dr. Gross will be entitled to:

•	A reasonable automobile allowance to cover the cost of leasing, insuring and maintaining a vehicle for the duration of the employment agreement and

•	Participate in UTEK’s executive officer health insurance program. UTEK will pay all of the premiums related to Dr. Gross’ participation in such program.

The employment agreement provides that if (i) Dr. Gross is terminated or requested or forced to resign during the term of the employment agreement, (ii) the employment agreement is not renewed at the end of its term by either party or (iii) UTEK terminates Dr. Gross’s employment for cause or in any way that is a breach of the employment agreement, then Dr. Gross shall receive a severance payment equal to the number of years Dr. Gross has worked for us times $100,000 per year, “grossed-up” to cover any tax liability on such severance payment. In addition, all stock options held by Dr. Gross accelerate and become immediately vested, and we will be obligated to file a registration statement with the SEC to register any of our unregistered securities held by Dr. Gross.

The employment agreement also provides that in the event of a “change of control,” Dr. Gross will be entitled to receive a one-time bonus equal to twice his annual salary, “grossed-up” to cover any tax liability on such bonus. In addition, all stock options held by Dr. Gross accelerate and become immediately vested upon a change of control, and we will be obligated to file a registration statement with the SEC to register any of our unregistered securities held by Dr. Gross. A “change of control” occurs, as defined in the employment agreement, when: (i) a person or group becomes the beneficial owner of more than 30% of our outstanding securities; (ii) at any time that the board nominated slate of directors is not elected; (iii) we consummate a merger in which we are not the surviving entity; or (iv) substantially all of our assets are sold or our stockholders approve our dissolution or liquidation.

The employment agreement obligates us to nominate Dr. Gross to serve as a member of our board of directors during the term of the employment agreement.

In consideration of the benefits provided under the employment agreement, Dr. Gross has agreed to protect UTEK’s confidential or secret information and, during the period of employment and one year thereafter, to not compete with UTEK.

A copy of the employment agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable

(c)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement between UTEK Corporation and Clifford M. Gross dated March 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTEK CORPORATION

Date: March 12 , 2008		/s/ Carole R. Wright
	Name:	Carole R. Wright
	Title:	Chief Financial Officer